UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2013

PUGET TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-179212	01-0959140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Bellevue Way NE, Suite 411 Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 350-6345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 25, 2013 , the Board of Directors of the Registrant, at the request of the Registrant, accepted the resignation of Thomas J. Harris, CPA as its independent registered public accounting firm.  The Board of Directors of the Registrant approved of the resignation of Thomas J. Harris, CPA.

None of the reports of Thomas J. Harris on the financial statements of Puget Technologies, Inc. for either of the year or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal years ended October 31, 2011 and 2010, contained in its Registration Statement on Form S-1, a going concern qualification in the registrant's audited financial statements. We have had no disagreements with Thomas J. Harris, CPA, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Thomas J. Harris, CPA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided Thomas J. Harris, CPA with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from Thomas J. Harris, CPA as required by Item 304(a)(3) of Regulation S-K.

There were no other “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending January 25, 2013 .

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1 Letter from Thomas J. Harris, CPA, dated March 20 , 2013 , to the Securities and Exchange Commission regarding statements included in this Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc. (Registrant)
Date: March 20 , 2013
	By:	/s/ Andre Troshin
Andre Troshin
Chief Executive Officer
Chief Financial Officer

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